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EXHIBIT 5.1

September 14, 2017

Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

Ladies and Gentlemen:

        We have acted as counsel for Ashford Hospitality Trust, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on September 14, 2017, with respect to the offer and sale of various debt and equity securities with an aggregate public offering price of up to $500,000,000. The securities offered and sold pursuant to the Registration Statement (collectively, the "Securities") may be all or any combination of:

            (i)  shares of common stock, par value $0.01 per share (the "Common Stock");

           (ii)  shares of preferred stock, par value $0.01 per share, in one or more series (the "Preferred Stock");

          (iii)  depositary shares representing a fraction of a share of a particular series of Preferred Stock (the "Depositary Shares")

          (iv)  warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants");

           (v)  debt securities, in one or more series, any series of which may be either senior debt securities or subordinated debt securities (collectively, "Debt Securities");

          (vi)  rights to purchase Common Stock, Preferred Stock or Debt Securities (the "Rights"); and

         (vii)  units comprised of any combination of Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities or Rights (the "Units").

        The Company may offer and sell the Securities from time to time pursuant to the Registration Statement and Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"). The Securities will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (each, a "Prospectus Supplement"). Each series of Debt Securities will be issued under an indenture (each, an "Indenture"), the form of which will be filed by amendment or incorporated by reference in connection with the offering of any Debt Securities, as appropriate.

        In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction of documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies and (e) the authenticity of the originals of such latter documents. We have further assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, the Board of Directors of the Company (or a duly authorized committee thereof) will have duly established the price, rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Securities.

        The opinions expressed below relating to whether the Securities described therein will be legal, valid and binding obligations of the Company, are subject to the exception that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        In connection with the opinions expressed below, we have assumed without independent investigation that:

          (a)   at the time any Securities are sold pursuant to the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) (such time, the "Applicable Time"), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws and no stop order suspending the Registration Statement's effectiveness shall have been issued;

          (b)   at the Applicable Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

          (c)   all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

          (d)   at the Applicable Time, all corporate or other action required to be taken by or on behalf of the Company to duly authorize each proposed issuance of Securities and any related documentation (including the execution (in the case of certificated Securities), delivery and performance of the Securities) shall have been duly completed and remain in full force and effect;

          (e)   in the case of any Securities consisting in whole or in part of Common Stock, Preferred Stock or Depositary Shares (collectively, the "Equity Securities") or any Warrants or Rights to purchase any Equity Securities, that such Equity Securities will have been, or will be upon proper exercise of such Warrants or Rights, duly authorized, validly issued, fully paid and nonassessable;

          (f)    in the case of any Securities consisting in whole or in part of Debt Securities, that (i) relevant trustee under the Indenture governing such Debt Securities (the "Trustee") will have been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (ii) a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, (iii) the relevant Indenture will have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA, (iv) the terms and conditions of such Debt Securities will have been duly established by supplemental indenture, authorizing resolutions or officers' certificate in accordance with the terms of Indenture, (v) the supplemental indenture to the Indenture, if any, will have been duly executed and delivered by the Company and the Trustee, (vi) such Debt Securities will have been executed, delivered and authenticated in accordance with the terms of the Indenture, (vii) all agreements relating to any collateral or security arrangements, if any, will have been validly executed and delivered by the Company and (viii) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities;

          (g)   in the case of any Securities consisting in whole or in part of Warrants, that (i) a warrant agreement with respect to such Warrants (the "Warrant Agreement"), if any, will have been duly executed and delivered by the Company and each other party thereto, (ii) the terms of the Warrants will have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement (the "Purchase Agreement") and (iii) the Warrants will have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable Purchase Agreement;

          (h)   in the case of any Securities consisting in whole or in part of Rights, that (i) the rights agreement relating to such Rights (the "Rights Agreement") will have been duly executed and delivered by the Company and each other party thereto and (ii) the Rights will have been duly executed (in the case of certificated Rights), delivered, authenticated and issued in accordance with the Rights Agreement and the applicable Purchase Agreement, if any;

          (i)    in the case of any Units, that (i) a unit agreement relating to such Units (the "Unit Agreement"), if any, has been duly executed and delivered by the Company and each other party thereto, (ii) the terms of the Units have been duly established in accordance with the Unit Agreement, if any, and the applicable Purchase Agreement and (iii) the Units have been duly executed (in the case of certificated Units) and delivered in accordance with the Unit Agreement, if any, and the applicable Purchase Agreement;

          (j)    at the Applicable Time, the Purchase Agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action by or on behalf of the Company and duly executed and delivered by the Company and the other parties thereto; and

          (k)   the consideration set forth in the applicable definitive purchase, underwriting or similar agreement with respect to the Securities offered or issued will have been paid in accordance with the terms of such agreement.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1.     The depositary receipts evidencing the Depositary Shares will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          2.     The Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          3.     The Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          4.     The Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          5.     The Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments or supplements thereto, under the caption "Legal Matters" in the Registration Statement and in the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Sincerely yours,
/s/ Andrews Kurth Kenyon LLP

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  EXHIBIT 5.1